Exhibit 10.1
AMENDMENT TWENTY-ONE TO THE LOGISTICS SERVICES AGREEMENT

This AMENDMENT TWENTY-ONE TO THE LOGISTICS SERVICES AGREEMENT
(the “Amendment”), dated as of September 2, 2022, is by and between The Honest Company, Inc. (“CLIENT”) and GEODIS Logistics LLC (“GEODIS”). CLIENT and GEODIS each individually a “Party” and collectively referred to herein as the “Parties.”

RECITALS:

A.The Parties entered into that certain Logistics Services Agreement dated January 31, 2014, as amended from time-to-time (collectively the “Agreement”);

B.GEODIS currently provides warehousing, distribution, and fulfillment services for CLIENT at the CLIENT-leased facility located at 5550 Donovan Way, North Las Vegas, NV 89081 (the “Las Vegas Facility”) and the Initial Term of services at the Las Vegas Facility is set to expire September 2, 2022, pursuant to Amendment Twenty to the Agreement;

C.GEODIS also provides warehousing, distribution, and fulfillment services for CLIENT at the GEODIS-leased facility located at 651 Boulder Drive, Breinigsville, PA 18031 (the “PA Facility”) and the Initial Term of services at the PA Facility is set to expire February 28, 2023, pursuant to Amendment Eighteen to the Agreement; and

D.The Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement with respect to the Las Vegas Facility and the PA Facility as follows:

1.Las Vegas Facility.

1.1.Extension. The Initial Term of the Agreement, as set forth in Amendment Twenty to the Agreement, is hereby extended from September 2, 2022, through December 31, 2022.

2.PA Facility.

2.1.PA Racking Install. To support the Services at the PA Facility, CLIENT requires additional racking to be installed (which shall be CLIENT-owned equipment), and the installation of the racking requires additional IT infrastructure. CLIENT shall pay the costs associated with the rack install up to a maximum of [***] and the costs associated with the additional IT infrastructure up to a maximum of [***]. These amounts will be billed to CLIENT as incurred and shall be due to GEODIS by CLIENT pursuant to Section 5(C) – Invoices and Payment Terms of the Agreement.

3.Future Amendment of the Agreement. The Parties shall use their respective good faith efforts to negotiate and enter into a mutually acceptable amendment (the “Future Amendment”) to the Agreement which shall extend the Term of the Services at both the Las Vegas Facility and the PA Facility, provide a backstop agreement for the warehouse lease renewal, and address the annual and exceptional review of rates. The Parties will endeavor to complete the Future Amendment on or before December 31, 2022.

Exhibit 10.1

4.Any capitalized terms not defined herein shall have the meanings set forth in the Agreement and its amendments. Except as provided herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. It is specifically understood and agreed that the foregoing shall not be deemed to be a waiver or amendment of any other provision of the Agreement or either Party’s rights or remedies under the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executive this Amendment as of the date set forth above.

THE HONEST COMPANY, INC.	GEODIS LOGISTICS LLC
By: /s/ Kelly Kennedy	By: /s/ Anthony Jordan
Name: Kelly Kennedy	Name: Anthony Jordan
Title: Chief Financial Officer	Title: Chief Operating Officer
Date: 9/6/2022	Date: 9/6/2022

[Signature Page to Amendment 21 to the LSA]

Page 2 of 2